Exhibit 5.1

December 12, 2024

Flushing Financial Corporation
220 RXR Plaza

Uniondale, New York 11556

Ladies and Gentlemen:

We have acted as counsel to Flushing Financial Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of an aggregate of 5,278,688 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated December 12, 2024 (the “Underwriting Agreement”), among the Company and Keefe, Bruyette & Woods, Inc., Piper Sandler & Co. and Raymond James & Associates, Inc., as underwriters (the “Underwriters”). The foregoing number of Shares includes up to 688,524 shares of Common Stock pursuant to an option to purchase additional Shares granted to the Underwriters.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Underwriting Agreement;

(b)	the Registration Statement on Form S-3 (Registration No. 333-283312), filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on November 18, 2024 and declared effective on November 29, 2024, including the exhibits thereto and the documents incorporated by reference therein to and including the date of the Underwriting Agreement (the “Registration Statement”); and

(c)	copies of the amended Certificate of Incorporation and the Amended and Restated Bylaws of the Company, as amended through the date hereof.

We have considered such matters of law and fact, and relied upon such certificates of officers of the Company and public officials, corporate records and other information furnished to us, including without limitation the certificates and representations referred to below, as we have deemed appropriate as a basis for the opinion set forth below.

In arriving at the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the genuiness of all signatures. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and of the representations and warranties set forth therein and (ii) that the Underwriting Agreement is a legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

Based on and subject to the foregoing, and to the other assumptions, qualifications and limitations set forth herein, it is our opinion that the Shares have been duly authorized by the Company and, when issued, delivered, and paid for in acordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal law of the United States and the Delaware General Corporation Law as in effect on the date hereof, and we express no opinion as to the effect of the laws of any other jurisdiction or as of any later date.

We are furnishing this opinion letter to you solely for your benefit in connection with the transactions described above for purposes of filing this opinion letter with the Commission to make it an exhibit to the Registration Statement. This opinion letter is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose whatsoever without in each instance our prior written consent. This opinion letter speaks only as of the date hereof, and we disclaim any obligation to advise you of changes of law or fact that occur after the date hereof.

We hereby consent to the filing of this opinion with the Commission to make it an exhibit to the Registration Statement and we further consent to the use of our name under the caption “Legal Matters” in the forms of prospectus relating to the offering of the Shares included in the Registration Statement or filed by the Company pursuant to Rule 424(b) under the Securities Act. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Hughes Hubbard & Reed LLP

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